EXHIBIT 21.1

EX-21.1 LIST OF SUBSIDIARIES

CATALENT PHARMA SOLUTIONS, INC. SUBSIDIARIES

(AS OF NOVEMBER 13, 2007)

NAME (STATE OF ORGANIZATION)

WHOLLY OWNED SUBSIDIARIES OF CATALENT PHARMA SOLUTIONS, INC.

1.	Allcaps Weichgelatinekapseln GmbH & Co. KG (GERMANY)

2.	Allcaps Weichgelatinekapseln Verwaltungs GmbH (GERMANY)

3.	Catalent Argentina S.A.I.C. (ARGENTINA)

4.	Catalent Australia Holding Pty Ltd. (AUSTRALIA)

5.	Catalent Australia Pty Ltd. (AUSTRALIA)

6.	Catalent Belgium Holding S.A. (BELGIUM)

7.	Catalent Brasil Ltda. (BRAZIL)

8.	Catalent Canada, Inc. (CANADA)

9.	Catalent Cosmetics AG (SWITZERLAND)

10.	Catalent France Beinheim S.A. (FRANCE)

11.	Catalent France Osny Holding S.A.S. (FRANCE)

12.	Catalent France Osny S.A.S. (FRANCE)

13.	Catalent France Limoges Holding S.A.S. (FRANCE)

14.	Catalent France Limoges S.A.S. (FRANCE)

15.	Catalent Germany Holding I GbR (GERMANY)

16.	Catalent Germany Holding II GmbH (GERMANY)

17.	Catalent Germany Holding III GmbH (GERMANY)

18.	Catalent Germany Schorndorf GmbH (GERMANY)

19.	Catalent Ireland Holding Limited (IRELAND)

20.	Catalent Ireland Limited (IRELAND)

21.	Catalent Italy S.p.A. (ITALY)

22.	Catalent Japan K.K. (JAPAN)

23.	Catalent Netherlands Holding B.V. (NETHERLANDS)

24.	Catalent Pharma Solutions, LLC (DELAWARE)

25.	Catalent Pharma Solutions GmbH (SWITZERLAND)

26.	Catalent Pharma Solutions Limited (UNITED KINGDOM)

27.	Catalent PR Humacao, Inc. (PUERTO RICO)

28.	Catalent PR Manati, Inc. (PUERTO RICO)

29.	Catalent PR Guaynabo, Inc. (PUERTO RICO)

30.	Catalent U.K. Swindon Holding I Limited (UNITED KINGDOM)

31.	Catalent U.K. Swindon Holding II Limited (UNITED KINGDOM)

32.	Catalent U.K. Swindon Encaps Limited (UNITED KINGDOM)

33.	Catalent U.K. Swindon Zydis Limited (UNITED KINGDOM)

34.	Catalent U.K. Packaging Holding Limited (UNITED KINGDOM)

35.	Catalent U.K. Packaging Limited (UNITED KINGDOM)

36.	Catalent U.K. Stockport Holding Limited (UNITED KINGDOM)

37.	Catalent U.K. Stockport Limited (UNITED KINGDOM)

38.	Catalent USA Packaging, LLC (DELAWARE)

39.	Catalent USA Paintball, Inc. (DELAWARE)

40.	Catalent USA Woodstock, Inc. (ILLINOIS)

41.	Catalent Uruguay S.A. (URUGUAY)

42.	Federa S.A. (BELGIUM)

43.	F&F Holding GmbH (GERMANY)

44.	Glacier Corporation (VERMONT)

45.	Morseville Limited (UNITED KINGDOM)

46.	R.P. Scherer DDS B.V. (NETHERLANDS)

47.	R.P. Scherer GmbH & Co. KG (GERMANY)

48.	R.P. Scherer (Spain) S.A. (SPAIN)

49.	R.P. Scherer Technologies, Inc. (NEVADA)

50.	R.P. Scherer Verwaltungs GmbH (GERMANY)

51.	Top Shot Publishers Limited (IRELAND)

52.	Venture Laminate Limited (IRELAND)